EXHIBIT 23.1

REPORT AND CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

CardioDynamics International Corporation:

The audits referred to in our report dated February 28, 2005, included the related financial statement schedule as of November 30, 2004, and for each of the years in the three-year period ended November 30, 2004, included in the 2004 Annual Report on Form 10-K. The financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects, the information set forth therein.

We consent to incorporation by reference in registration statements Nos. 333-40969, 333-38920, 333-38922, 333-70902 and 333-1190404 on Form S-8 and Nos. 333-31275, 333-65331, 333-69669, 333-69663, 333-69659, 333-86475, 333-88311, 333-88307, 333-88309, 333-31702, 333-44226, 333-66396, 333-69456, 333-69458, 333-70916, 333-104236 and 333-117486 on Form S-3 of CardioDynamics International Corporation of our reports dated February 28, 2005, relating to the consolidated balance sheets of CardioDynamics International Corporation as of November 30, 2004 and 2003, and the related consolidated statements of operations, shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended November 30, 2004, and the financial statement schedule and our report dated March 28, 2005 with respect to management’s assessment of the effectiveness of internal control over financial reporting as of November 30, 2004 and the effectiveness of internal control over financial reporting as of November 30, 2004, which reports appear in the November 30, 2004 annual report on Form 10-K/A of CardioDynamics International Corporation.

Our report dated March 28, 2005, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of November 30, 2004, expresses our opinion that CardioDynamics International Corporation did not maintain effective internal control over financial reporting as of November 30, 2004 because of the effect of material weaknesses on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states that management identified a material weakness in internal control over financial reporting related to the Company’s accounting for income taxes and a material weakness related to the calculation of the Company’s allowance for doubtful accounts.

KPMG LLP

San Diego, CA

March 28, 2005